        OMB APPROVAL
  OMB Number: 3235-0056
  Expires: October 31, 2011
  Estimated average burden
  hours per response . . . . . . . 3.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ASIA PACIFIC WIRE & CABLE CORPORATION LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	None

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
7/Fl. B, No. 132, Sec. 3 Min-Sheng East Road, Taipei, 105, Taiwan, Republic of China

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Shares	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: _______________________ (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
For a description of our Common Shares and the rights of the holders thereof, please refer to Item 10 of the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2010 and to the section captioned “Additional Information” set forth in Post-Effective Amendment No. 6 to the Registration Statement on Form F-1 filed by the Company and declared effective by the Commission on October 6, 2010.
     Furnish the information required by Item 202 of Regulation S-K (§229.202 of this chapter), as applicable.
     Instruction. If a description of the securities comparable to that required here is contained in any prior filing with the Commission, such description may be incorporated by reference to such other filing in answer to this item. If such description will be included in a form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act (§230.424(b) of this chapter), this registration statement shall state that such prospectus shall be deemed to be incorporated by reference into the registration statement. If the securities are to be registered on a national securities exchange and the description has not previously been filed with such exchange, copies of the description shall be filed with copies of the application filed with the exchange.
Item 2. Exhibits.
     List below all exhibits filed as a part of the registration statement:
     Instruction. See the instructions as to exhibits, set forth below.

SIGNATURE
     Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
     (Registrant) ASIA PACIFIC WIRE & CABLE CORPORATION LIMITED
Date April 15, 2011

By	/s/ Frank Tseng
*Print the name and title of the signing officer under his signature.
Frank Tseng, Chief Financial Officer and Non-Resident Secretary

INSTRUCTIONS AS TO EXHIBITS
If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.

3